Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Equity Incentive Plan of ThermoGenesis Corp. of our reports dated September 14, 2010, with respect to the consolidated financial statements and schedule of ThermoGenesis Corp., and the effectiveness of internal control over financial reporting of ThermoGenesis Corp., included in its Annual Report (Form 10-K) for the year ended June 30, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Sacramento, California
January 3, 2011